VIEMED HEALTHCARE, INC.
2020 LONG TERM INCENTIVE PLAN

AWARD AGREEMENT FOR A STOCK OPTION

This Award Agreement for a Stock Option (“Option Agreement”) is made and entered into as of the Date of Grant set forth in the Notice of Grant of an Award of a Stock Option (“Notice of Grant”) by and between Viemed Healthcare, Inc., a corporation duly incorporated under the laws of the Province of British Columbia (the “Company”), and you:

WHEREAS, the Company has adopted the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan, effective June 11, 2020, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant Options to certain employees of the Company;

WHEREAS, the Company, in order to induce you to enter into and continue in dedicated service to the Company and to materially contribute to the success of the Company, agrees to grant you an Option under the Plan to acquire an interest in the Company through the purchase of shares of Stock of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Option Agreement as if fully set forth herein, and terms capitalized but not defined herein shall have the meaning set forth in the Plan unless otherwise indicated; and

WHEREAS, you desire to accept the option created pursuant to the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant. The Notice of Grant will specify whether the Option is an Incentive Stock Option.

2.Exercise.

(a) Option Shares shall be deemed “nonvested shares” unless and until they have become “Vested Shares” as set forth in the Notice of Grant. The Option shall in all events terminate at the close of business on the Expiration Date specified in the Notice of Grant. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the employ of the Company or a Subsidiary, as provided in the Plan, until the applicable dates set forth therein.

(b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any nonvested shares or for a fraction of a Vested Share.

(c) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at the Company’s principal place of business in a form as may be designated by the Company, including any electronic form and shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Stock Option Exercise,” and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.

(d) Your payment of the Exercise Price shall be made in cash, by personal check, by certified or official bank check or by wire transfer of immediately available funds.
3.Effect of Termination of Service on Exercisability. This Option may be exercised only while you continue to be employed by the Company or any Subsidiary and will terminate and cease to be exercisable upon termination of your employment with the Company subject to the terms of the Plan, except as follows:

(a) If your employment is terminated for any reason other than Cause, then (i) the vested portion of the Option may be exercised until the earlier of (A) three (3) months following the termination of your employment, or (B) the Expiration Date; and (ii) the unvested portion of the Option shall terminate and expire immediately upon such termination; and

(b) If your employment hereunder is terminated by the Company for Cause, the Option (vested and unvested portions thereof) shall terminate and expire upon such termination.

4.Transferability. The Option, and any rights or interests therein will be transferable by you only to the extent permitted by Section 13 of the Plan.

5.Compliance with Securities Law. Notwithstanding any provision of this Option Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of U.S. federal, state, Canadian, Province of British Columbia and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable U.S. federal, state, Canadian, Province of British Columbia or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

6.Withholding Taxes. You are required to pay to the Company at the time of the exercise of an Option or thereafter, when the Stock is issued, as determined by the Committee, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state, foreign or local income or other taxes that you incur by exercising an Option. In connection with such an event requiring tax withholding, the Company shall have the power and right to deduct or withhold such taxes from cash amounts payable to you from the Company or any Subsidiary or direct you to deliver sufficient cash, a personal check, a certified or official bank check or a wire transfer of immediately available funds to the Company to satisfy its tax withholding obligations.

7.Adjustment and Amendment. The terms of the Option shall be subject to adjustment and amendment from time to time, in accordance with the Plan. Additionally, the Option may be amended by the Board or by the Committee at any time if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option.

8.Right to Terminate Services. Nothing contained in this Option Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment relationship or services at any time.

9.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

10.No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

11.Notice. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile or electronic means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Option Agreement, and to Participant at his or her address indicated on the Company’s stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile or electronic means (confirmation of such receipt by confirmed facsimile or electronic transmission being deemed receipt of communications sent by facsimile or electronic means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested. Notwithstanding the foregoing, electronic signatures and delivery will only be permitted if it is acceptable under applicable law.

12.Successors. This Option Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

13.Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in the Option Shares is subject to, the terms of this Option Agreement. Nothing in this Option Agreement shall create a community property interest where none otherwise exists.

14.Severability. If any provision of this Option Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Option Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

15.Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

16.Governing Law. All questions arising with respect to the provisions of this Option Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by U.S. federal law, the laws of Canada or the laws of the Province of British Columbia. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

17.Consent to Louisiana Jurisdiction and Venue. You hereby consent and agree that state and federal courts located in Lafayette, Louisiana each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Option or this Option Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

18.No Assignment. You may not assign this Option or Option Agreement or any of your rights under this Option Agreement unless permitted under Section 13 of the Plan and without the Company’s prior written consent, and any purported or attempted assignment shall be void.

19.Clawback. This Option and Option Agreement are subject to any clawback policies that the Company, with the approval of the Board, may adopt from time to time, and as amended from time to time. Any such policy may subject your Options and amounts of Stock issued with respect to Options under this Option Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Option Agreement.

20.Miscellaneous. This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

21.Counterparts and Electronic Execution. This Option Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Participant’s electronic acceptance of the Notice of Grant shall be deemed to be Participant’s execution and acceptance of this Option Agreement subject to the terms of the Notice of Grant and the Plan.

[Remainder of page intentionally left blank]